Exhibit 99.1

Contact:	Norman C. Chambers
President & Chief Operating Officer
(281) 897-7788

NCI BUILDING SYSTEMS REPORTS 39% GROWTH IN

FOURTH-QUARTER EARNINGS PER DILUTED SHARE TO $1.33 AND

70% GROWTH IN ADJUSTED EARNINGS PER DILUTED SHARE TO $1.41

FOURTH-QUARTER SALES INCREASE 46%

EARNINGS GUIDANCE ESTABLISHED FOR FISCAL 2007 IN RANGE OF

$4.55 TO $4.80 PER DILUTED SHARE, 25% TO 32% ABOVE FISCAL 2006

HOUSTON (December 6, 2006) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the fourth quarter and fiscal year ended October 29, 2006. Sales increased 46% to a record $498.5 million for the fourth quarter from $341.5 million for the fourth quarter of fiscal 2005. Net income for the fourth quarter of fiscal 2006 was $28.0 million, or $1.33 per diluted share, which included a $0.02 expense related to the adoption of FAS 123(R) and an $0.08 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, adjusted net income per diluted share was $1.41. Net income for the fourth quarter of fiscal 2005 was $19.8 million, or $0.96 per diluted share. Pro forma net income per diluted share for the fourth quarter of fiscal 2005, reflecting the impact of FAS 123(R) had it been applicable, was $0.83.

Sales increased 39.0% for fiscal 2006 to $1,570.5 million from $1,130.1 million for fiscal 2005. Net income was $73.8 million, or $3.45 per diluted share, for fiscal 2006, which included a $0.10 expense related to the adoption of FAS 123(R) and an $0.18 dilutive impact from NCI’s Notes. Excluding the impact of the Notes, adjusted net income per diluted share was $3.63. Net income for fiscal 2005 was $56.0 million, or $2.68 per diluted share, which included a $0.06 benefit from more favorable group medical claims experience than anticipated. Pro forma net income per diluted share for fiscal 2005, reflecting the impact of FAS 123(R) had it been applicable, was $2.43.

“NCI produced strong profitable growth for the fourth quarter and the fiscal year, as we achieved an increase in tons shipped of 28% and 29% for the quarter and year, respectively,” said A. R. Ginn, Chairman and Chief Executive Officer of NCI. “We are especially pleased with this performance for the quarter, given the 7.5% increase in average steel prices during the quarter compared with the fourth quarter of fiscal 2005 that affected both sales and profitability.

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

Our plant utilization benefited from further integration of Robertson-Ceco Corporation (RCC), which we acquired in April 2006. Plant utilization increased to 85% for the fourth quarter, offsetting much of the pressure from increased steel prices and contributing to a 10 percentage-point increase in plant utilization for the fiscal year to 75%. In addition, our record fourth-quarter sales produced greater leverage of SG&A expense, which improved to 14.1% of sales for the fourth quarter of fiscal 2006 compared with 14.8% for the fourth quarter of fiscal 2005. This improvement contributed to full-year SG&A totaling 15.7% of sales for fiscal 2006, within our targeted annual range of 15% to 16%.

“Our Engineered Building Systems segment led our fourth-quarter results with a 110% increase in sales to $298.7 million compared with the fourth quarter of fiscal 2005 and operating income of $32.6 million, or 11% of sales. Buildings sales for the fourth quarter rose 19.1% sequentially from the third quarter of fiscal 2006, while operating income rose 67.9% sequentially from $19.4 million, or 8% of sales, for the third quarter, reflecting the growing integration of RCC’s operations into our Buildings segment. Among our integration initiatives, we began painting RCC’s heavy gauge coil during the fourth quarter and we realized further procurement economies in the Buildings segment. Our product and engineering integration teams have completed the comprehensive planning necessary to accelerate the migration of RCC’s engineering systems to NCI, with the rollout of RCC’s design and pricing system module now scheduled for fiscal 2007.

“Results for both the Metal Components and the Metal Coil Coating segments of our business reflected the impact of rising steel prices, which had a more immediate impact on order flow for these businesses than on the Building segment. Fourth-quarter Components sales increased 7.3% compared with the same period in fiscal 2005, while operating income decreased slightly. Although market expectations were for softening steel prices in our Components business, the fourth-quarter operating margin for external sales was 13%. Components sales for the fiscal year rose 18.0% from fiscal 2005, while operating income increased 20.4%.

“Coatings sales rose 16.3% for the fourth quarter compared with the fourth quarter of fiscal 2005 due to increased intersegment sales, which reflected the increased internal demand from organic growth and the RCC acquisition, as well as a change in the mix of third-party sales. The change in mix to a greater amount of tolling revenue resulted in a decline in the Coatings operating income. As in Components, we remained focused on pricing discipline during the fourth quarter, with an operating margin for external sales of 24%. For fiscal 2006, Coating sales increased 19.8% compared with fiscal 2005 and operating income rose 23.8%.

“Based on, among other factors, our steel pricing assumptions that the average weighted cost of steel will remain flat with our third quarter 2006 costs and the Dodge Report’s projected 2007 growth in industry square footage of 2% and dollar value at 6%, we today established our guidance for fiscal 2007 earnings per diluted share in a range of $4.55 to $4.80. Our guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock. This guidance further assumes we produce 10% growth in tons shipped for the fiscal year, average plant utilization rises to 80%, and our income tax rate is approximately 39%.

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

“While our quoting activity is good and our backlog is solid at $373 million, we are facing a difficult first quarter because many of our customers, competitors and steel suppliers have excess inventory. We continue to believe that maintaining commercial discipline during times when there is significant pricing pressure due to inventory excess is our best response, a strategy proven during similar market conditions in 2005.

“As a result, we today established our guidance for first-quarter earnings per diluted share in a range of $0.50 to $0.55, which excludes any potential share dilution related to NCI’s Notes. We expect our financial performance for the first half of our fiscal year will be well ahead of the same period in the last fiscal year, with sales and earnings more heavily weighted to the second quarter of this seasonally slow period.

“Because of our profitable growth for the fourth quarter, we strengthened our financial position and better positioned NCI to achieve its objectives for the coming fiscal year. Net debt (total debt minus cash and cash equivalents) to total capitalization improved 280 basis points sequentially to 48.7% at the end of fiscal 2006 from 51.5% at the end the third quarter of fiscal 2006 and 400 basis points from 52.7% at the end of the second quarter of fiscal 2006. We achieved this improvement as our substantial cash flow from operations enabled us to reduce our long-term debt by $76.2 million during the fourth quarter, while also repurchasing a total of 732,000 shares of common stock during the second half of fiscal 2006 for $36.5 million. NCI’s fiscal year-end net debt declined to 2.6 times our trailing 12 months adjusted EBITDA, compared to 3.1 and 3.6 at the end of the third and second quarters of fiscal 2006, respectively.”

Mr. Ginn concluded, “As our operating and financial performance for the fourth quarter and fiscal 2006 demonstrate, NCI continued to build its position of market leadership in an expanding industry during fiscal 2006. In so doing, we significantly enhanced our near and long-term prospects for profitable growth, while continuing to expand shareholder value.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Thursday, December 7, 2006. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2005, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 17 states, as well as Mexico and Canada.

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	October 29, 2006	October 29, 2005	October 29, 2006	October 29, 2005
Sales	$498,475	$341,522	$1,570,482	$1,130,066
Cost of sales	376,765	253,586	1,187,151	850,699

Gross profit	121,710	87,936	383,331	279,367
	24.4%	25.7%	24.4%	24.7%

Selling, general and administrative expenses	70,470	50,699	246,044	174,897

Income from operations	51,240	37,237	137,287	104,470

Interest income	626	1,848	5,432	5,019
Interest expense	(7,288)	(3,747)	(24,915)	(14,459)
Other income, net	614	161	1,228	1,181

Income before income taxes	45,192	35,499	119,032	96,211
Provision for income taxes	17,143	15,691	45,236	40,260

	37.9%	44.2%	38.0%	41.8%

Net income	$28,049	$19,808	$73,796	$55,951

Net income per share:
Basic	$1.43	$0.98	$3.70	$2.73
Diluted	$1.33	$0.96	$3.45	$2.68

Average shares outstanding:
Basic	19,597	20,306	19,959	20,501
Diluted	21,135	20,655	21,395	20,857

Increase in sales	46.0%		39.0%

Increase in diluted earnings per share	38.5%		28.7%

Gross profit percentage	24.4%	25.7%	24.4%	24.7%

Selling, general and administrative expenses percentage	14.1%	14.8%	15.7%	15.5%

Income from operations percentage	10.3%	10.9%	8.7%	9.2%

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	October 29, 2006	October 29, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$25,038	$200,716
Accounts receivable, net	165,783	110,094
Inventories	160,208	113,421
Deferred income taxes	24,492	15,470
Prepaid expenses and other	9,085	2,963

Total current assets	384,606	442,664

Property and equipment, net	252,580	185,278

Goodwill	609,020	339,157
Other assets	54,224	23,120

Total assets	$1,300,430	$990,219

LIABILITIES AND SHAREHOLDERS' EQUITY
Current portion of long-term debt	$5,020	$2,000
Accounts payable	116,028	55,874
Accrued expenses	128,690	91,739

Total current liabilities	249,738	149,613

Long-term debt	492,964	371,000
Deferred income taxes	53,323	25,462
Pension liability	3,402	—
Other long-term liability	2,315	—

Shareholders' equity	498,688	444,144

Total liabilities and shareholders' equity	$1,300,430	$990,219

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Year Ended
	October 29, 2006	October 29, 2005
Net income	$73,796	$55,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,089	24,488
Stock-based compensation expense	7,161	3,684
(Gain) loss on sale of fixed assets	(52)	134
Inventory obsolescence	(664)	602
Provision for doubtful accounts	1,695	273
Deferred income taxes	(3,179)	2,356
(Increase) decrease in current assets	(25,684)	38,791
Increase (decrease) in current liabilities	36,746	(11,381)
Other, net	606	—

Net cash provided by operating activities	121,514	114,898

Cash flows from investing activities:
Acquisitions, net of cash acquired	(366,598)	(27,399)
Capital expenditures	(27,056)	(19,524)
Other	308	1,118

Net cash used in investing activities	(393,346)	(45,805)

Cash flows from financing activities:
Proceeds from stock option exercises	8,518	9,362
Excess tax benefits from stock-based compensation arrangements	4,180	3,369
Issuance of convertible debt	—	180,000
Issuance of long-term debt	200,000	—
Net payments on revolving lines of credit	—	(16,700)
Payments on long-term debt	(78,511)	(7,000)
Payment of refinancing costs	(594)	(4,954)
Purchase of treasury stock	(37,572)	(40,676)

Net cash provided by financing activities	96,021	123,401

Effect of exchange rate changes on cash and cash equivalents	133	—

Net (decrease) increase in cash	(175,678)	192,494

Cash at beginning of period	200,716	8,222

Cash at end of period	$25,038	$200,716

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended October 29, 2006		Three Months Ended October 29, 2005*		$ Inc/(Dec)	% Change
Sales:		% of Total Sales		% of Total Sales
Metal components	$216,033	43	$201,415	59	$14,618	7.3%
Engineered building systems	298,742	60	142,283	42	156,459	110.0%
Metal coil coating	79,645	16	68,494	20	11,151	16.3%
Intersegment sales	(95,945)	(19)	(70,670)	(21)	(25,275)	35.8%

Total net sales	$498,475	100	$341,522	100	$156,953	46.0%

Operating income:		% of Sales		% of Sales
Metal components	$23,796	11	$24,011	12	$(215)	-0.9%
Engineered building systems	32,575	11	16,341	11	16,234	99.3%
Metal coil coating	6,527	8	8,620	13	(2,093)	-24.3%
Corporate	(11,658)	—	(11,735)	—	77	-0.7%

Total operating income (% of sales)	$51,240	10	$37,237	11	$14,003	37.6%

	Year Ended October 29, 2006		Year Ended October 29, 2005*		$ Inc/(Dec)	% Change
Sales:		% of Total Sales		% of Total Sales
Metal components	$771,200	49	$653,717	58	$117,483	18.0%
Engineered building systems	822,963	52	474,368	42	348,595	73.5%
Metal coil coating	278,814	18	232,648	20	46,166	19.8%
Intersegment sales	(302,495)	(19)	(230,667)	(20)	(71,828)	31.1%

Total net sales	$1,570,482	100	$1,130,066	100	$440,416	39.0%

Operating income:		% of Sales		% of Sales
Metal components	$91,998	12	$76,410	12	$15,588	20.4%
Engineered building systems	71,962	9	47,678	10	24,284	50.9%
Metal coil coating	24,948	9	20,157	9	4,791	23.8%
Corporate	(51,621)	—	(39,775)	—	(11,846)	29.8%

Total operating income (% of sales)	$137,287	9	$104,470	9	$32,817	31.4%

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	October 29, 2006	October 29, 2005
Net income	$73,796	$55,951
Add:
Provision for income taxes	45,236	40,260
Interest expense	24,687	14,153
Depreciation and amortization	30,289	24,488
401(k) noncash contributions	—	3,849
Non-cash FAS 123(R)	7,161	3,684

Adjusted EBITDA (1)	$181,169	$142,385

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company's profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company's credit agreement at the respective dates presented. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(Unaudited)

(In thousands)

	October 29, 2006	July 30, 2006	April 30, 2006
Total debt	$497,984	$574,231	$575,491
Less: cash	(25,038)	(57,744)	(39,769)

Total net debt	$472,946	$516,487	$535,722

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	October 29, 2006		October 29, 2005
Earnings per diluted share, excluding impact of FAS 123R	$1.35		$0.96	(1)
FAS 123R Expense	(0.02)		(0.13	)(2)

Earnings per diluted share, including impact of FAS 123R	$1.33	(1)	$0.83
Effect of convertible notes	$0.08	(3)	—

“Adjusted” diluted earnings per share (A)	$1.41		$0.83

	Fiscal Year Ended
	October 29, 2006		October 29, 2005
Earnings per diluted share, excluding impact of FAS 123R	$3.55		$2.68	(1)
FAS 123R Expense	(0.10)		(0.25	)(2)

Earnings per diluted share, including impact of FAS 123R	$3.45	(1)	$2.43
Effect of convertible notes	0.18	(3)	—
Gain on health care cost	—		(0.06	)(4)

“Adjusted” diluted earnings per share (A)	$3.63		$2.37

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.

(1)	Earnings per diluted share, GAAP basis
(2)	Pro forma share-based compensation expense, as if the Company had adopted FAS 123R in 2005
(3)	Dilutive impact of the Company's convertible notes as if they were converted during the period.
(4)	In the first quarter of 2005, the Company recognized a benefit related to health care costs which did not occur in 2006.

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NCI Building Systems Reports Fourth-Quarter Results

December 6, 2006

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	4th Qtr 2006		4th Qtr 2005		Inc/(Dec)	% Change	YTD 4th Qtr 2006		YTD 4th Qtr 2005		Inc/(Dec)	% Change
Metal Components
Total Sales	216,033	36%	201,415	49%	14,618	7%	771,200	41%	653,717	48%	117,483	18%
Intersegment	(31,748)		(27,558)		(4,190)	15%	(100,364)		(86,712)		(13,652)	16%

Third Party Sales	184,285	37%	173,857	51%	10,428	6%	670,836	43%	567,005	50%	103,831	18%

Operating Income	23,796	13%	24,011	14%	(215)	-1%	91,998	14%	76,410	13%	15,588	20%

Engineered Building Systems
Total	298,742	50%	142,283	34%	156,459	110%	822,963	44%	474,368	35%	348,595	73%
Intersegment	(11,900)		(7,182)		(4,718)	66%	(41,190)		(22,065)		(19,125)	87%

Third Party Sales	286,842	58%	135,101	39%	151,741	112%	781,773	50%	452,303	40%	329,470	73%

Operating Income	32,575	11%	16,341	12%	16,234	99%	71,962	9%	47,678	11%	24,284	51%

Metal Coil Coating
Total	79,645	13%	68,494	17%	11,151	16%	278,814	15%	232,648	17%	46,166	20%
Intersegment	(52,297)		(35,930)		(16,367)	46%	(160,941)		(121,890)		(39,051)	32%

Third Party Sales	27,348	5%	32,564	10%	(5,216)	-16%	117,873	7%	110,758	10%	7,115	6%

Operating Income	6,527	24%	8,620	26%	(2,093)	-24%	24,948	21%	20,157	18%	4,791	24%

Consolidated
Total	594,420	100%	412,192	100%	182,228	44%	1,872,977	100%	1,360,733	100%	512,244	38%
Intersegment	(95,945)		(70,670)		(25,275)	36%	(302,495)		(230,667)		(71,828)	31%

Third Party Sales	498,475	100%	341,522	100%	156,953	46%	1,570,482	100%	1,130,066	100%	440,416	39%

Operating Income	51,240	10%	37,237	11%	14,003	38%	137,287	9%	104,470	9%	32,817	31%

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